SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

SAVWATT USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52402	27-2478133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 Park Avenue South, 30th Floor New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (646) 478-2676

Copies to:
Andrea Cataneo, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2012, SavWatt USA, Inc. (the “Company”) entered into a retention of services agreement with Robert P. Mahoney (the “Retention Agreement”). Pursuant to the Retention Agreement, the Company appointed Mr. Mahoney to serve, on an independent contractor part-time basis, as the Company’s chief financial officer, effective August 29, 2012, for a term of one year, which term will be automatically renewed thereafter for additional one-year terms until terminated by either party upon at least 30 days’ notice prior to the end of the initial term or any renewal term. The Retention Agreement will also terminate upon Mr. Mahoney’s resignation, death or Disability (as defined therein). The Company may also terminate the Retention Agreement for Cause (as defined therein).

Pursuant to the Retention Agreement, upon the Company’s attaining $5,000,000 of gross revenues, Mr. Mahoney may terminate the Retention Agreement, and the Company and Mr. Mahoney will negotiate in good faith the terms of an employment agreement under which Mr. Mahoney will serve as the Company’s chief financial officer on a full-time basis. The Company also provided Mr. Mahoney with a right of first refusal for the term of the Retention Agreement with respect to the chief financial officer position in the event the Company determines to hire a full-time chief financial officer.

Pursuant to the Retention Agreement, the Company agreed to pay Mr. Mahoney a fee of $2,500 per month. The Company also issued to Mr. Mahoney, as a signing bonus, a five-year warrant to purchase 1,500,000 shares of the Company’s common stock at an exercise price of $0.10, exercisable on a cashless basis.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01.

Mr. Mahoney, 59,  is an experienced finance professional.  Since 2010, he has been involved in the start-up, organization and funding of several renewable energy related companies including one involved in LED lighting. Since 2004, he has served as the Managing Principal of Hillcrest Capital Advisors, Inc., a financial advisory firm which also acts as the General Partner of several investment funds.  Prior to that, Mr. Mahoney was President of Middlebury Venture Partners, a federally-licensed small business investment company. He is experienced in turnarounds and workouts having been the founder and managing principal of Workout Solutions for many years.  In 1977, Mr. Mahoney began his career with Continental Can Company where he served in several finance positions, with his last position being General Manager responsible for the planning, and financial/general management of a portfolio of service ventures and all real estate activities including the disposal of surplus assets. For seven years, Mr. Mahoney has served as a business plan screening judge for the Connecticut Venture Group’s annual Crossroads Venture Fair, he has been a member of the Turnaround Management Association and the Connecticut Venture Group, and serves on the Board of Directors and as Treasurer of the Cheetah Conservation Fund, and on the Board of the Prostate Cancer Institute.  Mr. Mahoney received a BA from the University of Rochester and an MBA from New York University.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
10.1	Retention Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVWATT USA, INC.

Date: September 4, 2012	By:	/s/ Isaac H Sutton
Isaac H. Sutton
Chief Executive Officer

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